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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Alfa Corporation


We consent to the incorporation by reference in the registration statements (No. 33-77916 and No. 33-76460) on Forms S-8 and (No. 33-83134) on Form S-3 of
Alfa Corporation of our report dated February 4, 1997 relating to the consolidated balance sheets of Alfa Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, and all related schedules, which report appears in the December 31, 1996, annual report on Form 10-K of Alfa Corporation.





                                          KPMG Peat Marwick LLP


Birmingham, Alabama
March 26, 1997